UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

FRONTERA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-198524	46-4429598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Carson Street, Suite 200

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: 833-817-7148

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 24, 2024, Frontera Group Inc (the “Company”) entered into a Stock Purchase Rescission Agreement (the “TSGI Rescission Agreement”) with Texas G&S Investments, Inc (the “TSGI”) and Guillermo Solis, Jr. (the “Solis”) to terminate and rescind the Securities Purchase Agreement (the “SPA Agreement”) dated effective April 30, 2023. Solis, TSGI, and Company entered into that SPA Agreement dated effective April 30, 2023, for the sale and purchase of 249 (24.9%) of the total issued and outstanding shares of common stock of TGSI (the “TGSI Stock”). In addition to the SPA Agreement, Company executed and delivered to Solis a Promissory Note dated April 30, 2023, in the original principal amount of $25,000,000; a Pledge and Security Agreement; an Assignment In Lieu of Certificate; a UCC-1 Financing Statement; an Irrevocable Proxy; an Irrevocable Stock Power, and an Acknowledgement of Closing (collectively the “Closing Documents”).

Under the Rescission Agreement, Company, Solis, and TGSI rescinded the SPA Agreement and the Closing Documents effective on October 24, 2024. Company conveyed, assigned, transferred, and delivered to Guillermo Solis, Jr., all rights, title, and interest in and to the 249 shares of common stock of Texas G&S Investments, Inc. (representing 24.9% of the total issued and outstanding shares), free and clear of all liens, encumbrances, and claims of any kind.

On November 19, 2024, the Company, TSGI and STX BORDER CAPITAL PARTNERS, LLC (the “STX”) entered into an Assignment, Delegation, and Rescission Agreement (the “San Juan Rescission Agreement”) to terminate and rescind certain Purchase and Sale Agreement dated effective April 8, 2023 (the “San Juan Agreement”) for the sale and purchase of certain real property containing approximately 11.02 acres located at 411 and 502 E. Expwy. 83, San Juan, Hidalgo County, Texas 78501 (the “San Juan Property”). In addition to the San Juan Agreement, Company also executed and delivered to TGSI a Promissory Note dated April 28, 2023, in the original principal amount of $6,500,000; a Special Warranty Deed executed and recorded on April 28, 2023; an Assignment and Assumption of Leases; a Management Agreement; and a Net Profits Agreement.

Under the San Juan Rescission Agreement, Company and TGSI agreed to rescind the Purchase and Sale Agreement, Net Profits Agreement, Assignment and Assumption of Leases Agreements, and Management Agreement (“Rescinded Documents”) with the effective date of such rescission to be November 19, 2024.

Additionally, Company and STX mutually agreed to rescind the Contract for Sale dated September 18, 2024, regarding the San Juan property, effectively nullifying all obligations and rights arising from that contract ab initio. Company assigned, transferred, and conveyed to STX all of its rights, obligations, and interests under the Promissory Note dated April 28, 2023, in the original principal amount of $6,500,000, and the Purchase and Sale Agreement dated April 8, 2023. STX accepted such assignment and agreed to assume all obligations and duties of Company under the Note and Purchase Agreement.

In addition, Company conveyed, assigned, and transferred the title to the Suan Juan Property to STX through the execution of a new Assumption Special Warranty Deed, free and clear of all liens, encumbrances, and claims of any kind with the exception of the liens securing the Promissory Note being assumed.

On October 20, 2023, the Company entered into a Rescission Agreement (the “GML Rescission Agreement”) with Global Market Link, LLC (the “GML”) and Robert Espaillat (’‘Robert’’) to terminate and rescind certain Securities Purchase Agreement (the “SPA Agreement”) dated effective February 17, 2023, for the sale and purchase of 24.9% of the total issued and outstanding membership interests in GML (the “GML Membership Interests”). In addition to the SPA Agreement, on April 20, 2023, the Parties also entered into certain First Amendment to Securities Purchase Agreement (the “First Amendment”) amending certain terms and conditions contained in the SPA Agreement and the Company executed and delivered to Robert a Promissory Note dated April 20, 2023 in the original principal amount of $500,000; an Assignment of Membership Interests of GML; a Pledge And Security Agreement; an Assignment In Lieu of Certificate; a UCC-1 Financing Statement; an Irrevocable Proxy; an Acknowledgement of Closing (collectively the “Closing Documents”).

Under the GML Rescission Agreement, the Company, GML and Robert agreed to rescind the SPA Agreement, as modified by the First Amendment, and the Closing Documents with the effective date of such rescission to be February 17, 2023 such that the SPA Agreement and the Closing Documents and each other document or agreement executed in connection therewith or related thereto is rescinded and terminated ab initio.

On February 2, 2026, the Company entered into a Mutual Release, Termination, and Full Discharge Agreement (“Release Agreement”) to terminate the Asset Purchase Agreement (the “Purchase Agreement”) entered into with Intellimedia Networks, Inc., a Nevada corporation (the “Intellimedia”) on June 3, 2022. As a result of the termination, the assets that were assigned to the Company were returned to the Intellimedia (the “Intellimedia Assets”) pursuant to the terms of the Purchase Agreement. No share of common stock of the Company was issued for the initial acquisition.

On February 2, 2026, in connection of the termination of the Purchase Agreement, the Company also terminated with the Employment Agreement with Teodros Gessesse and Teodros Gessesse also resigned from the position of Chief Marketing Officer of the Company. No share of common stock was issued in connection with Teodros Gessesse’s employment.

On February 2, 2026, in connection of the termination of the Purchase Agreement, the Company also terminated with the Employment Agreement with Darshan Sedani and Darshan Sedani also resigned from the position of Chief Visionary Officer of the Company. No share of common stock was issued in connection with Darshan Sedani’s employment.

In connection of the termination of Purchase Agreement, return of Intellimedia Assets and the departure of Teodros Gessesse and Darshan Sedani, the Company ceased the operations related to the Intellimedia Assets.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2022, Mann C. Yam resigned from all position he held in the Company including board director and chairman of the board. K. Bryce Toussaint became new board director and chairman of the board.

On November 29, 2023, Andrew Luna resigned from all his positions in the Company, including Chief Financial Officer and Interim Chief Executive Officer. K. Bryce Toussaint became the new Chief Executive Officer and Chief Financial Officer.

On February 2, 2026, in connection of the termination of the Purchase Agreement, the Company also terminated with the Employment Agreement with Teodros Gessesse and Teodros Gessesse also resigned from the position of Chief Marketing Officer of the Company. No share of common stock was issued in connection with Teodros Gessesse’s employment.

On February 2, 2026, in connection of the termination of the Purchase Agreement, the Company also terminated with the Employment Agreement with Darshan Sedani and Darshan Sedani also resigned from the position of Chief Visionary Officer of the Company. No share of common stock was issued in connection with Darshan Sedani’s employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontera Group, Inc.

Date: ______________________, 2026	By:	/s/ K. Bryce Toussaint
K. Bryce Toussaint Chief Executive Officer